UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2014

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-186656 (1933 Act)	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As previously reported in a Current Report on Form 8-K filed on December 13, 2011, Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP (“Income NAV OP”), the operating partnership of Cole Real Estate Income Strategy (Daily NAV), Inc., entered into a secured revolving credit facility (the “Credit Facility”) on December 8, 2011, providing for up to $50.0 million of borrowings pursuant to a credit agreement, as subsequently modified, (the “Credit Agreement”) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, and other lending institutions that may become parties to the Credit Agreement. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees customary for these types of facilities, the amount of the Credit Facility may be increased from $50.0 million up to a maximum of $250.0 million (the “Accordion Feature”).
On January 17, 2014, Income NAV OP entered into a third modification agreement (the “Third Modification Agreement”) with JPMorgan Chase, which exercised $25.0 million of the $200.0 million Accordion Feature in the Credit Agreement, and increased the allowable borrowings up to $75.0 million in revolving loans. The Third Modification Agreement contains customary representations, warranties and borrowing conditions. Income NAV OP paid certain fees under the Third Modification Agreement, including an up-front fee. The Credit Facility terms have not otherwise changed from those previously reported in the Current Reports on Form 8-K filed on December 13, 2011; March 26, 2012; and September 12, 2012.
As of January 17, 2014, Income NAV OP had approximately $39.9 million outstanding under the Credit Facility and, based on the underlying collateral pool (the “Borrowing Base”), approximately $5.0 million available for borrowing. On January 22, 2014, Income NAV OP increased its Borrowing Base to $57.0 million and had $17.1 million available for borrowing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Credit Facility set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2014	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Senior Vice President of Accounting
Principal Accounting Officer

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